UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2014

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Preliminary Note

This Form 8-K/A is filed in response to a Comment Letter received from the Staff of the Securities and Exchange Commission (“Commission”) dated January 28, 2014 with respect to our Form 8-K filed with the Commission on January 15, 2014 (“Original Filing”) the context of which is described below.

Except to the extent expressly set forth herein, this Form 8-K/A speaks as of the date of the Original Filing and has not been updated to reflect events occurring subsequent to the Original Filing other than to correct the stated deficiency. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the Commission subsequent to the filing of the Original Filing.

Item 8.01. Other Events.

On January 15, 2013, the Company filed a Development Update Letter (“Update Letter”) from Mesa Acquisitions Group, LLC. under Item 8.01 of Form 8-K. The Update Letter was attached as Exhibit 99.1 thereto.

On the penultimate line of Page 1, the Update Letter states in relevant part “…this 1:2000 scale report uncovered even more areas of high intensity gold reserves…” (emphasis added). The Company clarifies the referenced statement from the Update Letter by stating that at the present time, the Company does not maintain “gold reserves” or a reserve estimate as defined and/or required under Industry Guide 7 published by the Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer
Date: February 14, 2014